Tel: +61 8 6382 4600 Fax: +61 8 6382 4601 www.bdo.com.au	38 Station Street Subiaco, WA 6008 PO Box 700 West Perth WA 6872 Australia

Peninsula Energy Limited
Unit 17, Level 2
Spectrum Building
100 Railway Road
SUBIACO WA 6008

We hereby consent to use BDO Audit (WA) Pty Ltd in Amendment No.4 to the 20-F Registration Statement under the Securities Exchange Act of 1934, as amended constituting a part of this Registration Statement of our report dated January 29, 2016, relating to the consolidated financial statements and our report dated March 15, 2016 relating to the half-year financial report, of Peninsula Energy Limited each of which is contained in that Registration Document.

Wayne Basford, Director
BDO Audit (WA) Pty Ltd

Perth, Western Australia
June 16, 2016

BDO Audit (WA) Pty Ltd ABN 79 112 284 787 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit (WA) Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.